Exhibit 99.1
Perimeter Solutions Reports Fourth Quarter 2022 Results
February 28, 2023
Net sales decreased 1% year-over-year in 2022, due primarily to the mild North America fire season, and strong growth in Specialty Products
Fire Safety Adjusted EBITDA decreased 34% in 2022 due primarily to the mild fire season; Specialty Products Adjusted EBITDA increased 104% in 2022 due primarily to strong value driver implementation
Repurchased approximately 5.5M shares in the fourth quarter at an average price of $7.55; repurchased approximately 6.4M shares in full year 2022 at an average price of $7.65
Clayton, Missouri, February 28, 2023 - Perimeter Solutions, SA (NYSE: PRM) ("Perimeter" or the "Company"), a leading provider of mission-critical firefighting products and services, as well as high-quality lubricant additives, today reported financial results for its fourth quarter ended December 31, 2022.
Full Year 2022 Results
•Full year net sales decreased 1% to $360.5 million, as compared to $362.3 million in the prior year.
•Fire Safety sales decreased 13% to $226.6 million, as compared to $261.2 million in the prior year.
•Specialty Products sales increased 32% to $133.9 million, as compared to $101.2 million in the prior year.
•Full year net income was $91.8 million, or $0.52 per diluted share, an increase of $753.3 million from a net loss of $661.5 million, or $(9.70) per diluted share in the prior year.
•Full year Adjusted EBITDA decreased 11% to $125.4 million, as compared to $141.4 million in the prior year.
•Fire Safety Adjusted EBITDA decreased 34% to $77.4 million, as compared to $117.9 million in the prior year.
•Specialty Products Adjusted EBITDA increased 104% to $48.0 million, as compared to $23.6 million in the prior year.
Fourth Quarter 2022 Results
•Net sales decreased 10% to $41.3 million in the fourth quarter, as compared to $45.9 million in the prior year quarter.
•Fire Safety sales decreased 18% to $19.6 million, as compared to $23.9 million in the prior year quarter.
•Specialty Products sales decreased 1% to $21.7 million, as compared to $22.0 million in the prior year quarter.
•Net loss during the fourth quarter was $60.4 million, or $(0.38) per share, a decrease of $630.8 million from a net loss of $691.2 million, or $(6.12) per diluted share in the prior year quarter.
•Adjusted EBITDA decreased 69% to $2.1 million in the fourth quarter, as compared to $6.8 million in the prior year quarter.
•Fire Safety Adjusted EBITDA decreased 420% to $(3.9) million, as compared to $1.2 million in the prior year quarter.
•Specialty Products Adjusted EBITDA increased 7% to $6.0 million, as compared to $5.6 million in the prior year quarter.

While finalizing its financial results for the year ended December 31, 2022, the Company determined that its previously issued unaudited condensed consolidated financial statements for the periods ended June 30, 2022 and September 30, 2022 should no longer be relied upon due to an error related to the accounting treatment of the Company’s non-cash share-based compensation awards and an error related to non-cash amortization of the step-up in basis of inventory which resulted in an overstatement of the Company’s non-cash share-based compensation expense and non-cash amortization of step-up in basis of inventory. Accordingly, the Company will restate its unaudited consolidated financial statements for the periods ended June 30, 2022 and September 30, 2022 in its 2022 Form 10-K

to reflect the corrected share-based compensation expense and amortization amount. The Company plans to file a current report on Form 8-K with the U.S. Securities and Exchange Commission on February 28, 2023 which will include additional information regarding the restated results.

Conference Call and Webcast
As previously announced, Perimeter Solutions management will hold a conference call at 8:30 a.m. ET on Tuesday, February 28, 2023 to discuss 2022 fourth quarter operating results. The conference call can be accessed by dialing (877) 407-9764 (toll-free) or (201) 689-8551 (toll).
The conference call will also be webcast simultaneously on Perimeter's website (https://ir.perimeter-solutions.com/), accessed under the Investor Relations page. The webcast link will be made available on the Company's website prior to the start of the call; go to the investor relations page of our website to the News & Events menu and click on "Events & Presentations."
A slide presentation will also be available for reference during the conference call; go to the investor relations page of our website to the News & Events menu and click on "Events & Presentations."
Following the live webcast, a replay will be available on the Company's website. A telephonic replay will also be available approximately two hours after the call and can be accessed by dialing (877) 660-6853 (toll-free) or (201) 612-7415 (toll). The telephonic replay will be available until March 30, 2023.
About Perimeter Solutions
Perimeter Solutions is a leading global solutions provider, providing high-quality firefighting products and lubricant additives. The Company's business is organized and managed in two reporting segments: Fire Safety and Specialty Products, formerly Oil Additives.
The Fire Safety business consists of formulating, manufacture and sale of fire retardants and firefighting foams that assist in combating various types of fires, including wildland, structural, flammable liquids and others. Our Fire Safety business also offers specialized equipment and services, typically in conjunction with our fire management products, to support our customers' firefighting operations. Our specialized equipment includes airbase retardant storage, mixing, and delivery equipment; mobile retardant bases; retardant ground application units; mobile foam equipment; and equipment that we custom design and manufacture to meet specific customer needs. Our service network can meet the emergency resupply needs of over 150 air tanker bases in North America, as well as many other customer locations in North America and internationally. The segment is built on the premise of superior technology, exceptional responsiveness to our customers' needs, and a "never-fail" service network. The segment sells products to government agencies and commercial customers around the world.
The Specialty Products business produces and sells high quality Phosphorus Pentasulfide ("P2S5") primarily used in the preparation of lubricant additives, including a family of compounds called Zinc Dialkyldithiophosphates (“ZDDP”) that provide critical anti-wear protection to engine components. P2S5 is also used in pesticide and mining chemicals applications.
Forward-looking Information
This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods.
Any such forward-looking statements are not guarantees of performance or results, and involve risks, uncertainties (some of which are beyond the Company's control) and assumptions. Although Perimeter believes any forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect Perimeter's actual financial results and cause them to differ materially from those anticipated in any forward-looking statements, including the risk factors described from time to time by us in our filings with the U.S. Securities and Exchange Commission, including, but not limited to, the Company’s Annual Report on Form 10-K for the year ended December 31, 2022. Stockholders, potential investors and other readers should consider these factors carefully in evaluating the forward-looking statements.
Any forward-looking statement made by Perimeter in this press release speaks only as of the date on which it is made. Perimeter undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.
SOURCE: Perimeter Solutions, SA.
CONTACT: ir@perimeter-solutions.com

PERIMETER SOLUTIONS, SA AND SUBSIDIARIES
Consolidated Statements of Operations and Comprehensive Income (loss)
(in thousands, except share and per share data)
(Unaudited)

	Fourth Quarter			Full Year
	Successor		Predecessor	Successor		Predecessor
	Three Months Ended December 31, 2022	November 9, 2021 Through December 31, 2021	October 1, 2021 Through November 8, 2021	Year Ended December 31, 2022	November 9, 2021 Through December 31, 2021	January 1, 2021 Through November 8, 2021

Net sales	$41,273	$21,023	$24,855	$360,505	$21,023	$341,315
Cost of goods sold	30,699	23,710	12,241	217,853	23,710	172,136
Gross profit	10,574	(2,687)	12,614	142,652	(2,687)	169,179
Operating expenses:
Selling, general and administrative expense	19,836	16,982	(3,563)	74,319	16,982	38,981
Amortization expense	13,710	8,004	5,606	55,105	8,004	45,424
Founders advisory fees - related party	36,724	652,990	—	(117,302)	652,990	—
Other operating expense	60	92	3,087	465	92	4,153
Total operating expenses	70,330	678,068	5,130	12,587	678,068	88,558
Operating (loss) income	(59,756)	(680,755)	7,484	130,065	(680,755)	80,621
Other expense (income):
Interest expense, net	10,003	6,352	15,136	42,585	6,352	39,087
(Gain) loss on contingent earn-out	336	198	202	(12,706)	198	2,965
Unrealized foreign currency (gain) loss	(5,279)	1,006	134	3,462	1,006	4,026
Other expense (income), net	317	(2)	30	(503)	(2)	(222)
Total other expense, net	5,377	7,554	15,502	32,838	7,554	45,856
(Loss) income before income taxes	(65,133)	(688,309)	(8,018)	97,227	(688,309)	34,765
Income tax benefit (expense)	4,774	6,160	(985)	(5,469)	6,160	(14,136)
Net (loss) income	(60,359)	(682,149)	(9,003)	91,758	(682,149)	20,629
Other comprehensive income (loss), net of tax:
Foreign currency translation adjustments	16,090	(7,135)	2,660	(18,336)	(7,135)	236
Total comprehensive (loss) income	$(44,269)	$(689,284)	$(6,343)	$73,422	$(689,284)	$20,865
(Loss) earnings per share:
Basic	$(0.38)	$(4.34)	$(0.17)	$0.57	$(4.34)	$0.39
Diluted	$(0.38)	$(4.34)	$(0.17)	$0.52	$(4.34)	$0.39
Weighted average number of ordinary shares outstanding:
Basic	157,945,813	157,158,579	53,045,510	160,937,575	157,158,579	53,045,510
Diluted	157,945,813	157,158,579	53,045,510	175,079,941	157,158,579	53,045,510

PERIMETER SOLUTIONS, SA AND SUBSIDIARIES
Consolidated Balance Sheets
(in thousands, except share and per share data)
(Unaudited)

	December 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$126,750	$225,554
Accounts receivable, net	26,646	24,319
Inventories	142,961	106,910
Income tax receivable	214	816
Prepaid expenses and other current assets	11,951	14,161
Total current assets	308,522	371,760
Property, plant, and equipment, net	58,846	62,247
Operating lease right-of-use assets	18,582	—
Goodwill	1,031,460	1,041,325
Customer lists, net	710,329	753,459
Technology and patents, net	232,818	247,368
Tradenames, net	94,293	100,005
Other assets, net	1,766	2,219
Total assets	$2,456,616	$2,578,383
Liabilities and Shareholders Equity
Current liabilities:
Accounts payable	$36,794	$27,469
Accrued expenses and other current liabilities	32,705	19,025
Founders advisory fees payable - related party	4,655	53,547
Deferred revenue	—	445
Total current liabilities	74,154	100,486
Long-term debt	665,280	664,128
Operating lease liabilities	15,484	—
Deferred income taxes	278,270	297,148
Founders advisory fees payable - related party	170,718	312,242
Redeemable preferred shares	101,279	96,867
Redeemable preferred shares - related party	3,209	3,699
Other non-current liabilities	9,322	22,195
Total liabilities	$1,317,716	$1,496,765
Commitments and contingencies
Shareholders' equity:
Ordinary shares, $1 nominal value per share, 4,000,000,000 shares authorized; 163,234,542 and 157,237,435 shares issued; 156,797,806 and 157,237,435 shares outstanding at December 31, 2022 and 2021, respectively	163,235	157,237
Treasury shares, at cost; 6,436,736 shares at December 31, 2022 and no shares at December 31, 2021	(49,341)	—
Additional paid-in capital	1,698,781	1,670,033
Accumulated other comprehensive loss	(25,471)	(7,135)
Accumulated deficit	(648,304)	(738,517)
Total shareholders' equity	1,138,900	1,081,618
Total liabilities and shareholders' equity	$2,456,616	$2,578,383

PERIMETER SOLUTIONS, SA AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Successor		Predecessor
	Year Ended December 31, 2022	November 9, 2021 Through December 31, 2021	January 1, 2021 Through November 8, 2021
Cash flows from operating activities:
Net income (loss)	$91,758	$(682,149)	$20,629
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Founders advisory fees - related party (change in accounting fair value)	(117,302)	—	—
Depreciation and amortization expense	65,795	9,379	52,000
Interest and payment-in-kind on preferred shares	6,537	944	—
Stock-based compensation	14,649	4,821	156
Non-cash lease expense	5,390	—	—
Founders advisory fees - related party (equity settled)	—	287,200	—
Deferred income taxes	(17,000)	(2,155)	(11,244)
Amortization of deferred financing costs	1,602	224	14,592
Amortization of acquisition related inventory step-up	24,796	6,125	—
(Gain) loss on contingent earn-out	(12,706)	198	2,965
Unrealized loss on foreign currency	3,462	1,006	4,026
Loss on disposal of assets	9	—	—
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(6,190)	27,977	(28,872)
Inventories	(61,934)	(13,259)	(10,201)
Prepaid expenses and other current assets	1,922	(5,230)	(9,426)
Other assets	—	54	884
Accounts payable	9,696	8,194	10,108
Deferred revenue	(383)	332	(149)
Income taxes payable, net	8,920	(8,985)	18,835
Accrued expenses and other current liabilities	(647)	436	146
Founders advisory fees - related party (cash settled)	(53,547)	365,789	—
Operating lease liabilities	(5,072)	—	—
Other liabilities	73	3,458	3,542
Net cash (used in) provided by operating activities	(40,172)	4,359	67,991
Cash flows from investing activities:
Acquisition of SK Invictus, net of cash acquired	—	(1,209,155)	—
Purchase of property and equipment	(8,613)	(1,468)	(8,282)
Purchase price adjustment under Business Combination Agreement	(1,638)	—	—
Purchase of businesses, net of cash acquired	—	—	(7,464)
Net cash used in investing activities	(10,251)	(1,210,623)	(15,746)

PERIMETER SOLUTIONS, SA AND SUBSIDIARIES
Consolidated Statements of Cash Flows (Continued)
(in thousands)
(Unaudited)

	Successor		Predecessor
	Year Ended December 31, 2022	November 9, 2021 Through December 31, 2021	January 1, 2021 Through November 8, 2021
Cash flows from financing activities:
Ordinary shares repurchased	(49,341)	—	—
Proceeds from exercise of warrants	529	—	—
Sale of PSSA Ordinary Shares issued to Director Subscribers	—	2,000	—
Shareholders’ capital distributions	—	—	(60,000)
Proceeds from revolving credit facility	—	40,000	19,500
Repayments of revolving credit facility	—	(40,000)	(19,500)
Repayments of long-term debt	—	(696,971)	(4,210)
Payment of debt issue costs	—	(2,250)	—
Net cash used in financing activities	(48,812)	(697,221)	(64,210)
Effect of foreign currency on cash and cash equivalents	431	(738)	435
Net change in cash and cash equivalents	(98,804)	(1,904,223)	(11,530)
Cash and cash equivalents at the beginning of year	225,554	2,129,777	22,478
Cash and cash equivalents at the end of year	$126,750	$225,554	$10,948
Supplemental disclosures of cash flow information:
Cash paid for interest	$35,488	$174	$24,559
Cash paid for income taxes	$13,488	$4,517	$7,092
Non-cash investing and financing activities:
Liability portion of founders advisory fees - related party reclassified to additional paid in capital	$19,568	$—	$—
Redeemable preferred shares issued as consideration for business combination	$—	$100,000	$—
Management Subscribers rollover contribution	$—	$11,048	$—

Non-GAAP Financial Metrics
Adjusted EBITDA
The computation of Adjusted EBITDA is defined as net income plus income tax expense, net interest and other financing expenses, and depreciation and amortization, adjusted on a consistent basis for certain non-recurring, unusual or non-operational items in a balanced manner. These items include (i) expenses related to the Business Combination, (ii) founder advisory fee expenses, (iii) stock compensation expense, (iv) non-cash impact of purchase accounting on the cost of inventory sold, (v) contingent future payment related to an acquired business, (vi) management fees related to the services provided by SK Capital Partners IV-A, L.P. and SK Capital Partners IV-B, L.P (collectively, the “Sponsor”) when acting in a management capacity and (vii) unrealized foreign currency loss (gain). To supplement the Company's consolidated financial statements presented in accordance with U.S. GAAP, Perimeter is providing a summary to show the computations of Adjusted EBITDA, which is a non-U.S.GAAP measure used by the Company's management and by external users of Perimeter’s financial statements, such as investors, commercial banks and others, to assess the Company's operating performance as compared to that of other companies, without regard to financing methods, capital structure or historical cost basis. Adjusted EBITDA should not be considered an alternative to net income (loss), operating income (loss), cash flows provided by (used in) operating activities or any other measure of financial performance or liquidity presented in accordance with U.S. GAAP (in thousands).

Three Months Ended		S/P Combined	Successor	Predecessor
(Unaudited)	Three Months Ended December 31, 2022	Three Months Ended December 31, 2021	November 9, 2021 Through December 31, 2021	October 1, 2021 Through November 8, 2021
Loss before income taxes	$(65,133)	$(696,327)	$(688,309)	$(8,018)
Depreciation and amortization	16,259	15,786	9,379	6,407
Interest and financing expense	10,003	21,488	6,352	15,136
Founders advisory fees - related party	36,724	652,990	652,990	—
Non-recurring expenses [1]	2,097	(2,380)	5,580	(7,960)
Share-based compensation expense	7,098	4,977	4,821	156
Non-cash purchase accounting impact [2]	—	6,125	6,125	—
Loss on contingent earn-out	336	400	198	202
Management fees [3]	—	136	—	136
Contingent future payments [4]	—	2,500	—	2,500
Unrealized foreign currency (gain) loss	(5,279)	1,140	1,006	134
Adjusted EBITDA	$2,105	$6,835	$(1,858)	$8,693
Net sales	$41,273	$45,878	$21,023	$24,855

Year Ended		S/P Combined	Successor	Predecessor
(Unaudited)	Year Ended December 31, 2022	Year Ended December 31, 2021	November 9, 2021 Through December 31, 2021	January 1, 2021 Through November 8, 2021
Income (loss) before income taxes	$97,227	$(653,544)	$(688,309)	$34,765
Depreciation and amortization	65,795	61,379	9,379	52,000
Interest and financing expense	42,585	45,439	6,352	39,087
Founders advisory fees - related party	(117,302)	652,990	652,990	—
Non-recurring expenses [1]	6,885	10,425	5,580	4,845
Share-based compensation expense	14,649	4,977	4,821	156
Non-cash purchase accounting impact [2]	24,796	6,125	6,125	—
(Gain) loss on contingent earn-out	(12,706)	3,163	198	2,965
Management fees [3]	—	1,073	—	1,073
Contingent future payments [4]	—	4,375	—	4,375
Unrealized foreign currency loss	3,462	5,032	1,006	4,026
Adjusted EBITDA	$125,391	$141,434	$(1,858)	$143,292
Net sales	$360,505	$362,338	$21,023	$341,315
(1)Adjustment to reflect non-recurring professional fees and integration costs including expenses related to the business combination with Perimeter Solutions.

(2)Represents the non-cash impact of purchase accounting on the cost of inventory sold in connection with the business combination with Perimeter Solutions. The inventory acquired received a purchase accounting step-up in basis, which is a non-cash adjustment to the cost.
(3)Adjustment to reflect fees pertaining to services provided by the Sponsor when acting in a management capacity on strategic and other non-operational matters which do not represent expenses incurred in the normal course of our operations. These fees did not continue following the closing of the business combination.
(4)Adjustment to reflect deferred consideration paid with respect to a 2019 acquisition.